UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): SEPTEMBER 28, 2012

001-33635

(Commission file number)

CARDIUM THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-0075787
(State of incorporation)	(IRS Employer Identification No.)

12255 El Camino Real Suite 250 San Diego, California 92130	(858) 436-1000
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On October 4, 2012, Cardium Therapeutics, Inc., a Delaware corporation (“Cardium”), filed a Form 8-K to report its acquisition, through its wholly-owned subsidiary MedPodium Health Products, Inc., a Delaware corporation, of substantially all of the assets, business and product portfolio of privately-held To Go Brands, Inc., an unaffiliated Nevada corporation (“To Go Brands”). In response to parts (a) and (b) of Item 9.01 of such Form 8-K, Cardium stated that it would file the required financial information by amendment, as permitted by Items 9.01(a)(4) and 9.01(b)(2) of Form 8-K. Cardium hereby amends its Form 8-K filed on October 4, 2012 to provide the required financial information.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

•	Report of Independent Registered Public Accounting Firm.

•	Balance Sheets as of December 31, 2011 and June 30, 2012 (unaudited).

•	Statements of Operations for the year ended December 31, 2011 and for the six months ended June 30, 2011 and June 30, 2012 (unaudited).

•	Statements of Stockholders’ Equity (Deficit) for the year ended December 31, 2011 and for the six months ended June 30, 2012 (unaudited).

•	Statements of Cash Flows for the year ended December 31, 2011 and for the six months ended June 30, 2011 and June 30, 2012 (unaudited).

•	Notes to Financial Statements.

(b)	Pro forma financial information.

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2012.

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2011.

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2012.

•	Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

(a)	Financial Statements of Business Acquired.

On September 28, 2012 Cardium, through its subsidiary, acquired substantially all of the assets business and product portfolio of To Go Brands, Inc., a Nevada corporation. Following the acquisition To Go Brands, Inc. changed its name to TGB Holdings, Inc. The following financial statements are those of TGB Holdings, Inc., (formerly known as To Go Brands, Inc. prior to the acquisition) They are not the financial statements of Cardium’s wholly-owned subsidiary, (which changed its name to To Go Brands, Inc., a Delaware corporation, following the acquisition).

TO GO BRANDS, INC.

FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2011 AND

THE SIX-MONTH PERIODS ENDED JUNE 30, 2012 AND

JUNE 30, 2011 (UNAUDITED)

TO GO BRANDS, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the

Board of Directors and Shareholders

To Go Brands, Inc.

We have audited the accompanying balance sheet of To Go Brands, Inc. (the “Company”) as of December 31, 2011 and the related statements of operations, changes in stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of To Go Brands, Inc. as of December 31, 2011 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As described in Note 2 to the financial statements, the Company sold substantially all of its net assets and business operations to Cardium Therapeutics, Inc., a publicly traded company, pursuant to an Asset Purchase Agreement dated September 28, 2012. As a result of the above sale, the Company has become an inactive entity with no operations, which exists for the sole purpose of winding down its affairs for the benefit of its stockholders. Management’s intentions with regard to the Company’s future and the winding down of its affairs are also discussed in Note 2 to the financial statements.

/s/ Marcum, LLP

Marcum, LLP

New York, NY

December 10, 2012

TO GO BRANDS, INC.

BALANCE SHEETS

	December 31, 2011	June 30, 2012
		(Unaudited)
Assets
Current Assets
Cash	$293,261	$246,724
Accounts receivable, net	307,840	143,462
Note receivable - sale of trademark	30,000	—
Inventories, net	522,428	487,348
Prepaid expenses and other current assets	157,910	52,941

Total Current Assets	1,311,439	930,475
Property and Equipment, Net	111,746	64,131
Other Assets	24,158	33,628

Total Assets	$1,447,343	$1,028,234

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$272,720	$124,853
Accrued expenses	113,511	121,412
Deferred revenue	46,106	4,715

Total Current Liabilities	432,337	250,980
Deferred Rent	27,725	—

Total Liabilities	460,062	250,980

Commitments and Contingencies
Stockholders’ Equity:
Convertible Preferred stock, $0.001 par value; 10,000,000 shares authorized and 310,167 issued and outstanding at December 31, 2011 and June 30, 2012, respectively (aggregate liquidation preference of $930,500)	310	310
Common stock, $0.001 par value; 40,000,000 shares authorized and 7,603,126 and 7,686,459 issued and outstanding at December 31, 2011 and June 30, 2012, respectively	7,603	7,686
Additional paid-in capital	12,628,198	12,635,369
Accumulated deficit	(11,648,830)	(11,866,111)

Total Stockholders’ Equity	987,281	777,254

Total Liabilities and Stockholders’ Equity	$1,447,343	$1,028,234

The common stock shares authorized, issued and outstanding have been adjusted to reflect a 3 to 1 reverse split, effectuated in March 2012.

The accompanying notes are an integral part of these financial statements.

TO GO BRANDS, INC.

STATEMENTS OF OPERATIONS

	For the Year Ended December 31,	For the Six-Month Periods Ended June 30
	2011	2012	2011
		(Unaudited)
Net Sales	$4,539,545	$1,605,858	$2,225,587
Cost of Sales	2,343,945	847,176	1,055,831

Gross Profit	2,195,600	758,682	1,169,756

Operating Expenses
General and administrative	704,267	314,077	346,706
Selling and marketing	1,725,076	652,346	895,952
Research and development	68,831	39,540	28,406

Total Operating Expenses	2,498,174	1,005,963	1,271,064

Loss from Operations	(302,574)	(247,281)	(101,308)
Other Income (Expense):
Sale of trademark	—	30,000	—

Total Other Income	—	30,000	—

Net Loss	$(302,574)	$(217,281)	$(101,308)

The accompanying notes are an integral part of these financial statements.

TO GO BRANDS, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Series A				Additional
	Preferred Stock		Common Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance - January 1, 2011	310,167	$310	2,154,421	$2,155	$12,020,123	$(11,346,256)	$676,332
							—
Issuances of common stock in private placement	—	—	4,333,333	4,333	575,729	—	580,062
Issuances of common stock upon exercise of warrants	—	—	1,115,372	1,115	32,346	—	33,461
Net loss	—	—	—	—	—	(302,574)	(302,574)

Balance - December 31, 2011	310,167	310	7,603,126	7,603	12,628,198	(11,648,830)	987,281
							—
Issuances of common stock in private placement	—	—	83,333	83	7,171	—	7,254
Net loss	—	—	—	—	—	(217,281)	(217,281)

Balance - June 30, 2012 (Unaudited)	310,167	$310	7,686,459	$7,686	$12,635,369	$(11,866,111)	$777,254

The common stock shares authorized, issued and outstanding have been adjusted to reflect a 3 to 1 reverse split, effectuated in March 2012.

The accompanying notes are an integral part of these financial statements.

TO GO BRANDS, INC.

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,	For the Six-Month Periods Ended June 30,
	2011	2012	2011
		(Unaudited)
Reconciliation of net loss to net cash used in operating activities:
Net loss	$(302,574)	$(217,281)	$(101,308)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	114,821	52,721	59,571
Change in reserve for product returns	(84,915)	(10,000)	(46,915)
Change in reserve for inventory returns	113,482	4,122	(13,377)
Gain on forgiveness of payables	(141,810)	—	(110,016)
Change in operating assets and liabilities:
Accounts receivable	256,195	174,379	37,223
Notes receivable	(30,000)	—	(30,000)
Inventories	345,037	30,958	352,771
Prepaid expenses and other current assets	(102,090)	104,968	7,252
Other assets	26,161	(9,469)	23,848
Accounts payable	(424,189)	(147,867)	(289,311)
Accrued expenses	(87,627)	7,900	(137,872)
Deferred revenue	21,550	(41,390)	66,301
Deferred rent	(55,449)	(27,725)	(27,725)

Net Cash Used in Operating Activities	(351,408)	(78,684)	(209,558)

Cash Flows from Investing Activities
Proceeds from note receivable - sale of trademark	—	30,000	—
Purchases of property and equipment	1,588	(5,107)	—

Net Cash Provided by Investing Activities	1,588	24,893	—

Cash Provided by Financing Activities
Proceeds from issuances of common stock, net of issuance costs	613,523	7,254	658,523

Net Increase (Decrease) in Cash	263,703	(46,537)	448,965
Cash - Beginning of period	29,558	293,261	29,558

Cash - End of period	$293,261	$246,724	$478,523

Supplemental Disclosures of Cash Flow Information
Cash paid during the year for:
Interest	$—	$—	$—
Income taxes	$—	$—	$—

The accompanying notes are an integral part of these financial statements.

TO GO BRANDS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2011 AND

THE SIX-MONTH PERIODS ENDED JUNE 30, 2012 AND 2011 (UNAUDITED)

NOTE 1 - BUSINESS ORGANIZATION AND NATURE OF OPERATIONS

To Go Brands, Inc. (“the Company”) was incorporated in the State of Nevada on October 28, 2004. The Company develops, markets and sells nutraceutical supplements in an array of, including drink mixes, chews, powders and capsules.

The Company’s products are manufactured by third-party manufacturers. The Company sells its products to retail stores, distributors and directly to consumers through its website.

The Company completed a 3 to 1 reverse stock split on its Common Stock on March 19, 2012. All of the Company’s common shares and any related share information have been retroactively restated to reflect the reverse stock split for all periods presented.

NOTE 2 - SALE OF BUSINESS AND MANAGEMENT PLANS

The Company sold substantially all of its net assets and business operations to Cardium Therapeutics, Inc. (“Cardium”), a publicly traded company, pursuant to an Asset Purchase Agreement dated September 28, 2012. Under the terms of the Asset Purchase Agreement the sale consideration consisted of 9.6 million shares of Cardium common stock with an aggregate fair value of $2,016,000 of which, 8.4 million shares, representing approximately 6.5% of all outstanding shares of Cardium (after giving effect for the issuance of shares for the acquisition), are to be held in escrow for 6 months following the close of the transaction then released in tranches over the following one year period. An additional 1.2 million shares of common stock have been issued and will be held in escrow for an 18-month period for unrecognized claims that may arise in connection with the asset purchase transaction or the related business.

As a result of the above sale, the Company has become a discontinued operation that exists solely for the purpose of winding down its affairs for the benefit of its stockholders. The Company has no further intentions of pursuing any business activities other than to liquidate and distribute any of its remaining assets to its existing owners and dissolve the entity upon the final winding down of its affairs.

TO GO BRANDS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2011 AND

THE SIX-MONTH PERIODS ENDED JUNE 30, 2012 AND 2011 (UNAUDITED)

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Principal estimates include reserves for product returns, reserve for inventories and deferred tax valuation allowance. Actual results could differ from those estimates.

UNAUDITED INTERIM RESULTS

The accompanying unaudited condensed financial statements as of June 30, 2012 and for the six month periods ended June 30, 2012 and 2011 have been prepared in accordance with U.S. GAAP for interim financial information. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included in the unaudited interim financial statements. Operating results for the six months ended June 30, 2012 are not necessarily indicative of the results that may be expected for the year ended December 31, 2012.

REVENUE RECOGNITION

The Company’s revenues principally consist of sales of nutritional products. The Company applies the revenue recognition principles set forth under the Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) 104. Accordingly, revenue from product sales is recognized when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. These criteria are met when the risk of ownership and title passes to the Company’s customers.

Net sales represent products at gross selling price, less (i) estimated product returns and (ii) certain other discounts, allowances and sales incentives. The Company utilizes various types of sales incentives and promotions in marketing their products; including, price reductions, coupons, rebate offers, slotting fees and free product. The cost of these sales incentives and promotions amounted to approx $453,000 for the year ended December 31, 2011, $190,000 and $232,000 for the six month periods ended June 30, 2012 and 2011, respectively, and are accounted for as a direct reduction of sales. The cost of free product is classified as cost of goods sold.

TO GO BRANDS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2011 AND

THE SIX-MONTH PERIODS ENDED JUNE 30, 2012 AND 2011 (UNAUDITED)

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION (CONTINUED)

A reserve for product returns is recorded based upon historical experience. At December 31, 2011 and June 30, 2012, the reserve for product returns amounted to $52,000 and $42,000 respectively.

The Company sells certain products with rights of return. If the amount of future returns can be reasonably estimated, the Company recognizes revenue when the products are shipped, net of allowance for estimated returns, provided that all other criteria for revenue recognition have been met.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity date of three months or less to be cash equivalents. Due to their short-term nature, cash equivalents, when they are carried, are carried at cost, which approximates fair value.

ACCOUNTS RECEIVABLE

Accounts receivable are recorded net of allowances for product returns The Company grants unsecured credit to its customers. The Company reserves for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance for doubtful accounts is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company had a low occurrence of credit losses and therefore does not believe an allowance for doubtful accounts is necessary.

INVENTORIES

Inventories consist of raw materials and finished goods. Inventories are stated at lower of cost (first-in, first-out method) or market. The Company records reserves for inventories that are obsolete or exceed anticipated demand or carried at an amount that exceeds management’s estimate of net realizable. In establishing such reserves, management considers historical sales of identical and/or similar goods, product development plans and expected market demand.

TO GO BRANDS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2011 AND

THE SIX-MONTH PERIODS ENDED JUNE 30, 2012 AND 2011 (UNAUDITED)

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVENTORIES (CONTINUED)

At December 31, 2011 and June 30, 2012, the reserve for inventories amounted to $215,576 and $219,698 respectively. The Company recorded an increase in the reserve of $100,000 for specific products during the second half of the year ended December 31, 2011.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is provided on the straight-line method over the estimated useful lives of the related assets of three to seven years. Leasehold improvements are amortized on the straight-line method over the shorter of the remaining lease term or their estimated useful life.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company periodically reviews the carrying values of its long lived assets to identify events or changes in circumstances that would indicate that it is more likely than not that their carrying values may exceed their realizable values, and records impairment charges when considered necessary. Specific potential indicators of impairment include, but are not necessarily limited to:

•	a significant decrease in the fair value of an asset; a significant change in the extent or manner in which an asset is used or a significant physical change in an asset;

•	a significant adverse change in legal factors or in the business climate that affects the value of an asset;

•	an adverse action or assessment by the U.S. Food and Drug Administration or another regulator;

•	an accumulation of costs significantly in excess of the amount originally expected to acquire or construct an asset; and

•	operating or cash flow losses combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with an income-producing asset.

TO GO BRANDS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2011 AND

THE SIX-MONTH PERIODS ENDED JUNE 30, 2012 AND 2011 (UNAUDITED)

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

IMPAIRMENT OF LONG-LIVED ASSETS (CONTINUED)

If indicators of impairment exist, the Company assesses the recoverability of the affected long-lived assets by determining whether the carrying value of such assets can be recovered through the undiscounted future operating cash flows. If impairment is indicated, the Company measures the amount of such impairment by comparing the carrying value of the asset to the present value of the expected future cash flows associated with the use of the asset.

The Company believes the undiscounted future cash flows to be received from the long-lived assets in use will exceed the assets’ carrying value, and accordingly, the Company has not recognized any impairment losses through December 31, 2011 and June 30, 2012.

SHIPPING AND HANDLING COSTS

The Company classifies amounts billed to customers related to shipping and handling in sale transactions as revenue. Shipping and handling costs incurred are recorded in selling expenses. To date, shipping and handling costs billed to customers have been insignificant.

RESEARCH AND DEVELOPMENT

Research and development expense is charged to operations as incurred and consists primarily of consulting fees. Research and development expense amounted to $68,831, $39,540 and $28,414, for the year ended December 31, 2011, and the six month periods ended June 30, 2012 and 2011, respectively.

DEFERRED RENT

Rent expense is recorded on the straight-line method based on the total minimum rent payments required over the term of the lease. The cumulative difference between the lease expense recorded under this method and the contractual lease payment terms is recorded as deferred rent. Lease incentives, including tenant improvement allowances, are also recorded as deferred rent and are amortized as a reduction to rent expense over the lease term.

TO GO BRANDS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2011 AND

THE SIX-MONTH PERIODS ENDED JUNE 30, 2012 AND 2011 (UNAUDITED)

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ADVERTISING

The Company expenses all advertising costs as incurred. Advertising expense was $782,121 for the twelve months ending December 31, 2011, $233,586 for the six months ending June 30, 2012, and $556,886 for the six months ending June 30, 2011 and is included in selling and marketing expenses.

STOCK-BASED COMPENSATION

The Company accounts for stock-based compensation using the fair value method. The fair value of the stock options is estimated using the Black-Scholes option pricing model. The grant date fair value of stock options granted to employees and directors is recognized as expense over the requisite service period using the straight line method.

There was no material stock based compensation expense for the year ended December 31, 2011 and six month periods ending June 30, 2012, and June 30, 2011, respectively.

INCOME TAXES

The Company accounts for income taxes in accordance with ASC Topic 740. Under this method, The Company recognizes deferred tax assets and liabilities based on the tax effects of temporary differences between the financial statement and tax bases of assets and liabilities, as measured by current enacted tax rates. A valuation allowance is recorded to reduce deferred tax assets when necessary.

CONCENTRATIONS

Substantially all of the Company’s revenue is derived from the sale of its products to retailers and direct to consumers online throughout the United States.

Sales to one customer accounted for approximately 56% of revenues during the year ended December 31, 2011, and 40% and 56% during the six month periods ended June 30, 2012 and 2011, respectively. Accounts receivable due from this customer amounted to $201,800 and $30,540 at December 31, 2011 and June 30, 2012, respectively.

Purchases from two suppliers accounted for approximately 62% and 14% for the year ended December 31, 2011, 35% and 0% for the six months ended June 30, 2012 and 61% and 26% for the six months ended June 30, 2011.

TO GO BRANDS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2011 AND

THE SIX-MONTH PERIODS ENDED JUNE 30, 2012 AND 2011 (UNAUDITED)

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATIONS (CONTINUED)

The Company maintains its cash with high credit quality financial institutions. At times, cash and cash equivalents may be uninsured or in deposit accounts that exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limit. As of December 31, 2011 substantially all of the Company’s funds are held at one financial institution.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses approximate fair value due to the short maturities of those instruments.

NEW ACCOUNTING STANDARDS

The Company does not believe that any recently issued accounting standards, if adopted, would have a material impact on its financial statements.

NOTE 4 - ACCOUNTS RECEIVABLE, NET

Accounts receivable, net is as follows:

	December 31,	June 30,
	2011	2012
		(Unaudited)
Accounts receivable	$359,840	$185,462
Reserve for returns	(52,000)	(42,000)

Total	$307,840	$143,462

TO GO BRANDS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2011 AND

THE SIX-MONTH PERIODS ENDED JUNE 30, 2012 AND 2011 (UNAUDITED)

NOTE 5 - INVENTORIES

Inventories are as follows:

	December 31,	June 30,
	2011	2012
		(Unaudited)
Raw materials	$346,642	$413,416
Finished goods	391,362	293,630
Inventory reserve	(215,576)	(219,698)

Total	$522,428	$487,348

NOTE 6 - PREPAID EXPENSE AND OTHER ASSETS

Prepaid expenses and other assets are as follows:

	December 31,	June 30,
	2011	2012
		(Unaudited)
Prepaid insurance	$34,436	$28,958
Vendor deposits	54,981	11,462
Other	68,493	12,521

Total	$157,910	$52,941

NOTE 7 - PROPERTY AND EQUIPMENT

Property and equipment is as follows:

	December 31,	June 30,
	2011	2012
		(Unaudited)
Computer hardware and software	$174,341	$174,341
Leasehold Improvements	306,546	306,546
Office Furniture and equipment	183,747	188,853

	664,634	669,740
Less accumulated depreciation	(552,888)	(605,609)

	$111,746	$64,131

TO GO BRANDS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2011 AND

THE SIX-MONTH PERIODS ENDED JUNE 30, 2012 AND 2011 (UNAUDITED)

NOTE 7 - PROPERTY AND EQUIPMENT (CONTINUED)

Depreciation and amortization expense amounted to $114,821 for the year ended December 31, 2011, and $52,721 and $59,571 for the six month periods ended June 30, 2012 and June 30, 2011, respectively.

NOTE 8 - ACCRUED EXPENSES

Accrued expenses are as follows:

	December 31,	June 30,
	2011	2012
		(Unaudited)
Compensation	$36,629	$66,351
Paid time off	19,000	25,138
Accrued payables	57,882	29,923

Total	$113,511	$121,412

NOTE 9 - COMMITMENTS AND CONTINGENCIES

LEASES

In June 2007 the Company entered into an operating lease agreement with an unrelated party to lease its corporate headquarters. The lease required the Company to pay monthly rentals of approximately $13,000, subject to annual increases, plus maintenance, property taxes and operating costs through the time of its expiration in May 2012. The lease had a three year option to extend but was not renewed. In addition, the lease provided a tenant improvement allowance of up to approximately $277,000. The rent expense under this lease amounted to $107,533 for the year ended December 31, 2011, and $55,168 and $52,365 for the six month periods ending June 30, 2012, and June 30, 2011, respectively.

In June 2012, the Company entered into an operating lease agreement with an unrelated party to lease its corporate headquarters, warehouse and distribution center. The lease requires the Company to pay monthly rent of approximately $4,270 plus, maintenance, property taxes and operating costs, and expires in May 2014. Rent expense under this lease amounted to $4,270 for the six months ended June 30, 2012.

TO GO BRANDS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2011 AND

THE SIX-MONTH PERIODS ENDED JUNE 30, 2012 AND 2011 (UNAUDITED)

NOTE 9 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

LEASES (CONTINUED)

Future minimum lease payments under non-cancellable operating leases amounts to approximately $25,000 for the period of July 1, 2012 through December 31, 2012, $52,000 for the year ended December 31, 2013, and $22,000 for the year ended December 31, 2014.

FOOD AND DRUG REGULATIONS

The Company operates under the manufacturing, labeling and marketing regulations for food GMP’s (good manufacturing practices). The Company’s industry is monitored by the FDA and FTC for inappropriate labeling, misleading product claims and the creation of unsafe products. Legal requirements for the manufacturing and marketing of nutritional products fall under the Dietary Supplement Health and Education Act of 1994. In addition, various states have passed regulations that require compliance with ingredient specifications, manufacturing processes and labeling of nutritional products that the Company must comply with to do business in the state. Federal and State agencies routinely inspect suppliers of food, nutritional, and nutritional supplement products. Such inspections could result in the imposition of fines, the suspension of products or disciplinary actions for instances of non-compliance. Management believes that the Company maintains an effective product safety and regulatory compliance program. The Company has not been subject to inspections or disciplinary actions to date; however, the Company is continuously subject to such regulations and the exposure to such regulatory oversight is an on-going part of its business.

NOTE 10 - STOCKHOLDERS’ EQUITY

AUTHORIZED CAPITAL

The Company is authorized to issue up to 40,000,000 shares of common stock and 10,000,000 shares of preferred stock, with par values $0.001 per share.

DESCRIPTION OF COMMON STOCK

Each share of common stock is entitled to one vote per share. Dividends paid on common stock shall be paid after any preferred stock and only when, as and if declared by the Board of directors, and shall be non-cumulative. In the event of a liquidation after the payment of the Series A liquidation preference, the remaining assets shall be distributed ratably to the common stock.

TO GO BRANDS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2011 AND

THE SIX-MONTH PERIODS ENDED JUNE 30, 2012 AND 2011 (UNAUDITED)

NOTE 10 - STOCKHOLDERS’ EQUITY (CONTINUED)

DESCRIPTION OF PREFERRED STOCK

All of the preferred stock is designated as Series A convertible preferred stock, is convertible into common stock at a 1:1 ratio, and provides for non-cumulative dividends equal to 8% of the original purchase price of the shares when, and if, declared by the Board of Directors.

The Series A preferred vote together with the common stock and not as a separate class except for (i) altering or changing the rights, preferences or privileges of the Series A preferred so as to affect adversely such shares or (ii) increasing or decreasing the authorized number of shares of Series A preferred stock or as otherwise required by law. Each share of Series A preferred holders have a number of votes equal to the number of shares of common stock.

In the event of any liquidation or winding up of the Company, the Series A preferred are entitled to receive in preference to the common stock an amount equal to (i) their original issue price, plus (ii) all accrued but unpaid dividends.

ISSUANCES OF COMMON STOCK

The Company issued 1,115,372 shares of common stock upon the exercise of 1,115,372 common stock purchase warrants with an exercise price of $0.03 per share in exchange for $33,461 of proceeds. There are 70,290 warrants outstanding as at June 30, 2012 with an exercise price of $0.03 per share that expire in 2019.

The Company issued 4,333,333 shares of common stock during the year ended December 31, 2011 pursuant to a private placement completed at an offering price of $0.15 per share. The Company received proceeds of $580,062, net of $69,938 of issuance costs incurred in connection with the issuance of shares in this transaction.

The Company commenced a private placement of up 1,333,333 shares of common stock at an offering price of $0.30 per share during the year ended December 31, 2012. The Company sold 83,333 shares pursuant to this offering and received proceeds of $7,254, net of $17,746 of issuance costs incurred in connection with the issuance of shares in this transaction.

TO GO BRANDS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2011 AND

THE SIX-MONTH PERIODS ENDED JUNE 30, 2012 AND 2011 (UNAUDITED)

NOTE 11 - INCOME TAXES

The Company files income tax returns in the United States (federal) and California. In most instances, the Company is no longer subject to federal, state and local income tax examinations by tax authorities for years prior to 2009. The Company is currently subject to examination for the years ended December 31, 2011 and 2010.

The Company follows the provisions of ASC 740 “Accounting for Uncertainty in Income Taxes”. This Interpretation clarifies the accounting and reporting for uncertainties in income tax law. It prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions. Differences between a tax position taken or expected to be taken in the Company’s tax returns and the amount of benefit recognized and measured in the financial statements result in unrecognized tax benefits, which are recorded in the balance sheet as either a liability for unrecognized tax benefits or reductions to recorded tax assets, as applicable. As of June 30, 2012 and December 31, 2011, no liability for unrecognized tax benefits was required to be recorded.

Interest costs related to unrecognized tax benefits are required to be calculated and would be classified as interest expense in the statement of operations. Penalties would be recognized as a component of general and administrative expenses. No interest and penalties were recorded during the six months ended June 30, 2012 and the twelve months ended December 31, 2011.

As of December 31, 2011, the Company had U.S. federal and state net operating loss carryovers (“NoLs”) of $1.6 million. These net operating losses are subject to Internal Revenue Code Section 382, which could result in limitations on the amount of such losses that could be utilized during any taxable year. The Company has conducted a preliminary Section 382 analysis, and has determined that there was a change of ownership as defined under the regulations in 2011. The annual limitation was determined to be $81,650. The Company has impaired its deferred tax asset for net operating loss carryovers since the annual limitation will cause some of its NoLs to expire unused. The net operating losses begin to expire in 2028 for federal income tax purposes and in 2019 for state income tax purposes.

The ultimate realization of deferred tax assets depends on the generation of future taxable income during the periods in which those net operating losses are available. The Company considers projected future taxable income and tax planning strategies in making our assessment. At present, the Company does not have a sufficient history of income to conclude that it is more-likely-than-not that it will be able to realize all tax benefits in the near future and therefore a valuation allowance was established for the full value of the deferred tax asset.

A valuation allowance will be maintained until sufficient positive evidence exists to support the reversal of any portion or all of the valuation. As of December 31, 2011, the change in valuation allowance was $120,800.

TO GO BRANDS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2011 AND

THE SIX-MONTH PERIODS ENDED JUNE 30, 2012 AND 2011 (UNAUDITED)

NOTE 11 - INCOME TAXES (CONTINUED)

The Company’s net deferred tax assets are as follows as of December 31, 2011:

Deferred Tax Assets:
Net operating loss carryforwards	$704,134
Stock-based compensation	1,832,125
Research and development credits	138,226
Other, net	30,002
Other reserves	106,576
Intangible amortization	88,529
Valuation allowance for deferred tax assets	(2,886,989)

Total Deferred tax assets	12,603
Deferred Tax Liabilities:
Fixed assets and intangibles	(12,603)

Net Deferred Tax Assets	$0

The income tax provision (benefit) from income taxes consists of the following at December 31, 2011:

Federal
Current	$0
Deferred	(94,123)
State
Current	0
Deferred	(26,677)
Change in Valuation Allowance	(120,800)

Income Tax Provision	$0

TO GO BRANDS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2011 AND

THE SIX-MONTH PERIODS ENDED JUNE 30, 2012 AND 2011 (UNAUDITED)

NOTE 11 - INCOME TAXES (CONTINUED)

As a result of the Company’s significant operating loss carryforwards and the corresponding valuation allowance, no income tax benefit was recorded at December 31, 2011. The provision for income taxes using the statutory federal tax rate as compared to the Company’s effective tax rate is summarized as follows:

U.S. federal statutory rate	(34.0)%
State income tax, net of federal benefit	(5.8)%
Other permanent differences	(0.2)%
Change in valuation allowance	40.0%

Income tax provision (benefit)	0.0%

NOTE 12 - RELATED PARTY TRANSACTIONS

The Company had an agreement for certain research and development services from a related party in exchange for cash payments. The companies are related due to common ownership and members of management. The agreement called for payments of $6,250 per month to be paid to the related party, plus any costs and expenses for providing such services. Payments under this agreement were approximately $62,500 for the year ended December 31, 2011, $37,500 and $25,000 for the six month periods ended June 30, 2012, and June 30, 2011, respectively.

The Company had an agreement for certain accounting and administrative services from a related party in exchange for cash payments. The party is related to members of management. Payments under this agreement were approximately $9,500 for the period ended December 31, 2011, $6,000 for the six months ending June 30, 2012, and $3,500 for the six months ending June 30, 2011.

During 2011 related parties purchased 2,933,333 shares of Common stock in the Company pursuant to a private placement completed at an offering price of $0.15 per share (see Note 10). The parties are members of management and related to members of management and the Board of Directors.

TO GO BRANDS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2011 AND

THE SIX-MONTH PERIODS ENDED JUNE 30, 2012 AND 2011 (UNAUDITED)

NOTE 13 - SHARE-BASED PAYMENTS

2005 EQUITY INCENTIVE PLAN

The Company adopted the To Go Brands, Inc. 2005 Equity Incentive Plan (the Equity Incentive Plan) in September 2005. Under the Equity Incentive Plan, employees, directors and consultants are able to receive stock awards at purchase prices ranging from 85% to 110% of the fair value of the stock, as determined by the Board of Directors using a non-control and non-marketable basis. Stock awards may consist of incentive stock options, non-statutory stock options, stock bonuses and rights to acquire restricted stock.

Under the Equity Incentive Plan, stock options generally have an exercise price of not less than 100% of fair market value, vest at least 20% per year over three to five years and expire within 10 years from the grant date. As of December 31, 2011 and June 30, 2012, there were 962,067 and 965,400 shares, respectively, reserved for the Equity Incentive Plan.

As of January 1, 2011, the Company had 770,883 options outstanding and exercisable at a weighted average exercise price of $3.30 granted in prior years. Recipients of these awards forfeited 154,995 of their options during the year ended December 31, 2011 and 3,333 for the six months ended June 30, 2012. Accordingly, there are 615,888 options outstanding and exercisable at December 31, 2011 and 612,555 options outstanding and exercisable at June 30, 2012, all at a weighted average exercise price of $3.30 per share. These stock options had no intrinsic value at December 31, 2011 or June 30, 2012 and expire at various times through 2020.

NOTE 14 - RETIREMENT PLAN

The Company has a 401(k) plan covering substantially all of its employees. The Company did not contribute to the plan during 2011 or 2012.

NOTE 15 - SUBSEQUENT EVENTS

In September 2012, Cardium Therapeutics, Inc. (“Cardium”) acquired substantially all of the assets, business, and product portfolio of the Company pursuant to an Asset Purchase Agreement dated September 28, 2012. (Refer to Note 2).

(b)	Pro Forma Financial Information.

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Information

On September 28, 2012 we completed our acquisition of privately-held To Go Brands, Inc, a Nevada corporation (Seller). To Go Brands develops, markets and sells a portfolio of products, including nutraceutical powder mixes, supplements and chews intended to support healthy lifestyles. We acquired the Seller’s interest in substantially all of the assets, properties, goodwill and rights related to the business, including without limitation, accounts receivable, inventory, furniture and fixtures, patents, trademarks, and other intellectual property rights. The product line includes drink mixes in stick packs that are designed to pour directly into a water bottle, as well as mix packages for home use and capsule-based dietary supplements. The transaction is more fully described in Note 1 to the unaudited pro forma condensed combined financial statements.

The following unaudited pro forma condensed consolidated financial information gives effect to the above described acquisition. The following unaudited pro forma condensed consolidated balance sheet combines the balance sheet of Cardium with To Go Brands as of June 30, 2012, as if the acquisition of To Go Brands occurred on that date. The following unaudited pro forma condensed consolidated statements of operations combine the results of operations of Cardium with To Go Brands for the year ended December 31, 2011, and the six month period ended June 30, 2012, as if the acquisition of To Go Brands had been completed as of January 1, 2011.

The following unaudited pro forma condensed consolidated financial information is based on historical amounts for the year ended December 31, 2011 and the six months ended June 30, 2012 and certain amounts at the close of the acquisition. The information presented is for illustrative purposes only and is not necessarily indicative of the results of operations of the consolidated company that would have occurred had the acquisition been completed as of the beginning of the periods indicated or that may be attained in the future. Actual future results will likely be materially different from these pro forma results. This unaudited pro forma financial information should be read in conjunction with the historical financial information of Cardium and To Go Brands included elsewhere in this report and in other reports and documents Cardium files with the United States Securities and Exchange Commission.

CARDIUM THERAPEUTICS, INC.

(A Development Stage Company)

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

June 30, 2012

	Cardium	To Go	Pro Forma			Pro Forma
	Therapeutics	Brands	Adjustments			Total
	(a)	(b)				(c)
ASSETS
CURRENT ASSETS
Cash	$6,271,500	$246,724	$—			$6,518,224
Restricted cash	50,000	—	—			50,000
Accounts receivable	9,757	143,462	—			153,219
Inventory	771,867	487,348	—			1,259,215
Prepaid expenses and other assets	182,160	52,941	—			235,101

Total current assets	7,285,284	930,475	—			8,215,759
Property and equipment, net	102,872	64,131	—			167,003
Investment	435,000	—	—			435,000
Technology license fees, net	1,265,523	—	—			1,265,523
Intangible assets	—	—	1,058,000	(c	)	1,058,000
Goodwill	—	—	180,746	(c	)	180,746
Deposits and other assets	176,308	33,628	—			209,936

TOTAL ASSETS	$9,264,987	$1,028,234	$1,238,746			$11,531,967

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$638,983	$124,853	$—			$763,836
Accrued liabilities	418,446	121,412	80,000	(c	)	619,858
Deferred revenue	—	4,715	—			4,715

Total current liabilities	1,057,429	250,980	80,000			1,388,409
Deferred rent	87,026	—	—			87,026

TOTAL LIABILITIES	1,144,455	250,980	80,000			1,475,435

STOCKHOLDERS’ EQUITY
Common stock, $0.0001 par value; 200,000,000 shares authorized; 129,217,356 shares issued and outstanding	11,962	7,686	960 (7,686)	(c (c	) )	12,922

			2,015,040	(c	)
Additional paid-in capital	100,669,068	12,635,369	(12,635,369)	(c	)	102,684,108
To Go Brands convertible preferred stock	—	310	(310)	(c	)	—
			(80,000)	(c	)
Deficit accumulated during development stage	(92,560,498)	(11,866,111)	11,866,111	(c	)	(92,640,498)

TOTAL STOCKHOLDERS’ EQUITY	8,120,532	777,254	1,158,746			10,056,532

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,264,987	$1,028,234	$1,238,746			$11,531,967

See accompanying notes to pro forma unaudited condensed consolidated financial statements.

CARDIUM THERAPEUTICS, INC.

(A Development Stage Company)

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

FOR THE YEAR ENDED DECEMBER 31, 2011

	Cardium	To Go	Pro Forma			Pro Forma
	Therapeutics	Brands	Adjustments			Total
	(a)	(b)				(c)
Revenues	$—	$4,539,545	$—			$4,539,545
Cost of goods sold	—	2,343,945	—			2,343,945

Gross profit	—	2,195,600	—			2,195,600

Operating expenses
Purchased technology	—	—	—			—
Research and development	2,593,258	68,831	—			2,662,089
Selling, general and administrative	4,824,659	2,429,343	153,000	(d	)	7,407,002

Total operating expenses	7,417,917	2,498,174	153,000			10,069,091
Change in fair value of derivative liabilities	283,142	—	—			283,142
Interest income (expense)	5,683	—	—			5,683

Net loss before taxes	(7,129,092)	(302,574)	(153,000)			(7,584,666)

Income tax expense	—	—	4,796	(e	)	4,796

Net loss	$(7,129,092)	$(302,574)	$(157,796)			$(7,589,462)

EARNINGS PER SHARE
Net loss per share - basic and diluted	$(0.08)					$(0.08)

Weighted average shares outstanding - Basic and diluted	85,066,566		8,400,000	(f	)	93,466,566

See accompanying notes to pro forma unaudited condensed consolidated financial statements.

CARDIUM THERAPEUTICS, INC.

(A Development Stage Company)

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

SIX MONTHS ENDED JUNE 30, 2012

	Cardium	To Go	Pro Forma			Pro Forma
	Therapeutics	Brands	Adjustments			Total
	(a)	(b)				(c)
Revenues	$33,652	$1,605,858	$—			$1,639,510
Cost of goods sold	11,551	847,176	—			858,727

Gross profit	22,101	758,682	—			780,783

Operating expenses
Purchased technology	—	—	—			—
Research and development	1,589,333	39,540	—			1,628,873
Selling, general and administrative	2,968,975	966,423	76,500	(d)		4,011,898

Total operating expenses	4,558,308	1,005,963	76,500			5,640,771
Change in fair value of derivative liabilities	64,157	—	—			64,157
Other income		30,000				30,000
Interest income (expense)	2,567	—	—			2,567

Net loss before taxes	(4,469,483)	(217,281)	(76,500)			(4,763,264)

Income tax expense	—	—	2,398	(e	)	2,398

Net loss	$(4,469,483)	$(217,281)	$(78,898)			$(4,765,662)

EARNINGS PER SHARE
Net loss per share - basic and diluted	$(0.04)	—	—			$(0.04)

Weighted average shares outstanding - Basic and diluted	114,448,254		8,400,000	(f	)	122,848,254

See accompanying notes to pro forma un audited condensed consolidated financial statements.

CARDIUM THERAPEUTICS, INC.

(a development stage company)

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ACQUISITION

On September 28, 2012 we completed our acquisition of privately-held To Go Brands, Inc., a Nevada corporation (Seller). To Go Brands develops, markets and sells a portfolio of products, including nutraceutical powder mixes, supplements and chews intended to support healthy lifestyles. We acquired the Seller’s interest in substantially all of the assets, properties, goodwill and rights related to the business, including without limitation, accounts receivable, inventory, furniture and fixtures, patents, trademarks, and other intellectual property rights. The product line includes drink mixes in stick packs that are designed to pour directly into a water bottle, as well as mix packages for home use and capsule-based dietary supplements.

Pursuant to the terms of the asset purchase agreement, we issued to the Seller 9.6 million shares of our common stock, which are unregistered and restricted shares. We issued 8.4 million unregistered shares of common stock into an escrow account, to be held for 6 months and then released in tranches over the following one year period ending 18 months following the closing of the transaction. An additional 1.2 million shares of common stock have been issued into escrow and will be held for an 18-month period as security for indemnification claims that may arise in connection with the asset purchase transaction or the related business. We acquired the Seller’s interest in substantially all of the assets, properties, goodwill and rights related to the business, including without limitation, accounts receivable, inventory, furniture and fixtures, patents, trademarks, and other intellectual property rights.

NOTE 2 - PRO FORMA ADJUSTMENTS

The pro forma adjustments to the condensed combined balance sheet give effect to the acquisition of To Go Brands as if the transactions had occurred on June 30, 2012.

Balance Sheet – June 30, 2012

a. Derived from the unaudited balance sheet of Cardium as of June 30, 2012.

b. Derived from the unaudited balance sheet of To Go Brands as of June 30, 2012.

c. Reflects the acquisition of substantially all of the assets and liabilities of To Go Brands, the accrual of $80,000 of transaction costs and the issuance of 9,600,000 shares of Cardium’s common stock with an aggregate fair value of $2,016,000 to To Go Brands. The fair value of the purchase consideration was computed using the publicly traded closing price of the company’s common stock on September 28, 2012, the date the contract was signed.

The following table summarizes the estimated allocation of the purchase price of To Go Brands, Inc. based on the June 30, 2012 proforma balance sheet:

Fair Value of Purchase Consideration:
Common shares issued to seller	9,600,000
Fair value per common share	$0.21

Total consideration	$2,016,000

Allocation of purchase consideration:
Current assets	$930,475
Tangible long-term assets	97,758
Less liabilities assumed	(250,979)

Fair value net tangible assets acquired	777,254

Purchase price in excess of the fair value of tangible net assets acquired, allocated to:
Acquired brands	385,000
Formulas	596,000
Customer database	77,000
Goodwill	180,746

Acquired brands formulas other assets & goodwill	1,238,746

Total purchase price	$2,016,000

Statements of Operations – Year Ended December 31, 2011

a.	Derived from the audited statement of operations of Cardium for the year ended December 31, 2011.

b.	Derived from the audited statement of operations of To Go Brands for the year ended December 31, 2011.

c.	Reflects the consolidation of Cardium and To Go Brands financial results.

d.	The analysis for the allocation of the purchase price between brands, formulas and other assets has not been finalized. For purposes of this pro forma the amortization expense was calculated based on an amortization expense of $153,000 was charged to selling, general and administrative expense. Amortization expense was calculated using the following economic lives: Brands, 10 years; Formulas, 6 years; Customer database, 5 years. Actual future amortization will be based on the results of the asset valuation currently being performed; actual future results may differ from these pro forma results.

e.	Represents the difference between the financial reporting and income tax bases of tax deductible goodwill, which is an asset with indefinite life for financial reporting purposes but has a 15 year amortization period for tax purposes and therefore cannot be used to offset net deferred tax assets for purposes of establishing a valuation allowance. The tax effect was calculated using a combined federal and state effective rate of 39.8%.

f.	Excludes 1.2 million shares of common stock placed into an escrow account to be held for an 18-month period as security for indemnification claims that may arise in connection with the asset purchase transaction. Accordingly, these shares, which are subject to recall, are excluded from the computation of basic loss per share.

Statements of Operations – Six Months Ended June 30, 2012

a.	Derived from the unaudited statement of operations of Cardium for the six months ended June 30, 2012.

b.	Derived from the unaudited statement of operations of To Go Brands for the six months ended June 30, 2012.

c.	Reflects the consolidation of Cardium and To Go Brands financial results.

d.	The analysis for the allocation of the purchase price between brands, formulas and other assets has not been finalized. For purposes of this pro forma the amortization expense was calculated based on an amortization expense of $76,500 was charged to selling, general and administrative expense. Amortization expense was calculated using the following economic lives: Brands, 10 years; Formulas, 6 years; Customer database, 5 years. Actual future amortization will be based on the results of the asset valuation currently being performed; actual future results may differ from these pro forma results.

e.	Represents the difference between the financial reporting and income tax bases of tax deductible goodwill, which is an asset with indefinite life for financial reporting purposes but has a 15 year amortization period for tax purposes and therefore cannot be used to offset net deferred tax assets for purposes of establishing a valuation allowance. The tax effect was calculated using a combined federal and state effective rate of 39.8%.

f.	Excludes 1.2 million shares of common stock placed into an escrow account to be held for an 18-month period as security for indemnification claims that may arise in connection with the asset purchase transaction. Accordingly, these shares, which are subject to recall, are excluded from the computation of basic loss per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardium Therapeutics, Inc.

Date: December 11, 2012	By:	/s/ Christopher J. Reinhard
Christopher J. Reinhard
Chief Executive Officer